EXHIBIT 10.2

CITY OFFICE REIT, INC.

EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENTS

& RESTRICTED STOCK UNIT AWARD AGREEMENTS

Acknowledgment

This Acknowledgment (this “Acknowledgment”) is entered into by and between City Office REIT, Inc. (the ”Company”) and the below identified individual (the ”Participant”), with respect to the Restricted Stock Unit Award Agreements listed on Exhibit A hereto (the “RSU Agreements”) and the Performance Restricted Stock Unit Award Agreements listed on Exhibit A hereto (the “PSU Award Agreements” and, together with the RSU Award Agreements, the “Original Award Agreements”) by and between the Company and the Participant pursuant to the City Office REIT, Inc. Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, the Board of Directors (the “Board”) of the Company previously granted performance-based restricted stock units (“Performance RSUs”), restricted stock units (“RSUs”) and dividend equivalent rights (“DERs”) to the Participant pursuant to the Original Award Agreements;

WHEREAS, collectively, the shares underlying the Performance RSUs, RSUs and DERs granted in 2023 and 2024 have the potential to exceed the individual limitation per year that is otherwise contained within Section 6 of the Plan (such being, the “Annual Limitation”); and

WHEREAS, the Participant and the Company mutually desire to memorialize their acknowledgment and agreement regarding the Plan, the Original Award Agreements and the Annual Limitation.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company and the Participant agree as follows:

1. Acknowledgment of the Plan and the Original Award Agreements. The Performance RSUs, RSUs and DERs granted to the Participant under the Original Award Agreements were pursuant to the terms of the Plan. The number of shares issuable pursuant to any grants under the Plan shall not exceed the Annual Limitation. To the extent any grant exceeds the Annual Limitation, (i) first, all DERs shall be issued and paid in cash, to the extent permitted pursuant to Section 12(a) of the Plan (the “Cash DERs Payment”), (ii) then, to the extent that any grants exceed the Annual Limitation after giving effect to the Cash DERs Payment, such grants shall be adjusted in accordance with the Plan so that the maximum number of shares that may underlie grants in any one year to any grantee shall not exceed the Annual Limitation as specified in Section 6 of the Plan, or such other limit, if any, as specified in the Plan.

2. Effective Date; Full Force and Effect. The above acknowledgment is retroactive to the respective effective dates of the Original Award Agreements, and the Original Award Agreements shall remain in full force and effect.

3. Incorporation by Reference and Counterparts. Except as otherwise provided herein, all terms and conditions of the Original Award Agreements are fully incorporated herein. This Acknowledgment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and together constitute one instrument.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Acknowledgment as of the date set forth below.

CITY OFFICE REIT, INC.	PARTICIPANT

By:	Signature:

Its:	Print Name:

Dated:	Dated: